Exhibit 23.1


September 8, 2010


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


U.S. Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of INNOVATIVE PRODUCT OPPORTUNITIES, INC. on Form S-1/A of our audit report, dated June 17, 2010, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2009 and March 31, 2010 which appears in such Registration Statement.

We also consent to the reference to our Firm under the title "Interests of Named Experts and Counsel" in the Registration Statement S-1/A and this Prospectus.




De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
September 8, 2010

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